UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2013

INTERNATIONAL GAME TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-10684	88-0173041
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6355 South Buffalo Drive, Las Vegas, Nevada  89113

(Address of Principal Executive Offices) (Zip Code)

(702) 669-7777

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On March 4, 2013, the Board of Directors (the “Board”) of International Game Technology (the “Company”) approved the Seventh Amended and Restated Code of Bylaws of International Game Technology (the “Amended Bylaws”), effective immediately. The Amended Bylaws amend and restate the Company’s bylaws in their entirety. The amendments adopt a majority vote standard for directors in an uncontested election of directors. Under the majority vote standard, in order to be elected to the Board in an uncontested election, a nominee director must receive a greater number of votes cast “for” that director than the number of votes cast “against” that director. The Amended Bylaws retain plurality voting for contested elections. Prior to the adoption of the Amended Bylaws, members of the Board were elected by a plurality of the votes cast at the election, whether or not the election was contested.

The foregoing description is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is filed as Exhibit 3.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
3.1	Seventh Amended and Restated Code of Bylaws of International Game Technology, dated March 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

	By:	/s/ Paul C. Gracey, Jr.
Date: March 8, 2013		Paul C. Gracey, Jr.
General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
3.1	Seventh Amended and Restated Code of Bylaws of International Game Technology, dated March 4, 2013